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                                                                     EXHIBIT 4.9

                              CERTIFICATE OF TRUST

                                       OF

                         JOHN HANCOCK CAPITAL TRUST II


     This Certificate of Trust of John Hancock Capital Trust II (the "Trust"), dated June 7, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.) (the "Act").
                 -- ---

     1.   Name.  The name of the business trust being formed hereby is JOHN
          ----
HANCOCK CAPITAL TRUST II.

     2.   Delaware Trustee.  The name and business address of the trustee of the
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Trust with a principal place of business in the State of Delaware is Chase
Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

     3.   Effective Date.  This Certificate of Trust shall be effective upon
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filing with the Secretary of State of the State of Delaware.

     4.   Counterparts.  This Certificate of Trust may be executed in one or
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more counterparts.


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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                              CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION, as trustee


                              By:  /s/ Denis Kelly
                                 --------------------------
                                 Name: Denis Kelly
                                 Title: Assistant Vice President


                              THE CHASE MANHATTAN BANK,
                              as trustee


                              By: /s/ Gregory P. Shea
                                 ---------------------------
                                 Name: Gregory P. Shea
                                 Title: Assistant Vice President


                              Thomas E. Moloney, as trustee

                                 /s/ Thomas E. Moloney
                               ----------------------------